Exhibit 99.1

ATG Reports First Quarter 2010 Financial Results

Year-Over-Year, Product License Bookings Increased 13%

Cash Flow from Operations Increased 17%

Company Appoints Greg Hughes as Director

CAMBRIDGE, Mass.--(BUSINESS WIRE)--April 29, 2010--Art Technology Group, Inc. (NASDAQ: ARTG), the premier provider of cross channel commerce solutions, today reported financial results for the first quarter ended March 31, 2010.

Revenue for the first quarter of 2010 grew to $44.7 million, a 7% increase over first quarter 2009 revenue of $41.9 million.

“ATG got off to a great start in 2010 with solid year-over-year growth in product license bookings,” stated Bob Burke, ATG’s president and CEO. “We are seeing positive market trends and strong results for ATG across both our Commerce and Optimization businesses.”

Product license bookings, a non-GAAP measure which the company defines as the sale of product license revenue, grew 13% to $13.9 million for the first quarter from $12.3 million in the year ago quarter. Approximately 38% of product license bookings, a greater than expected amount, were deferred in the first quarter and will be recognized in future periods.

Net income in accordance with GAAP for the first quarter of 2010 was $2.1 million, or $0.01 per diluted share, compared with net income of $3.0 million, or $0.02 per diluted share, in the first quarter of 2009.

Non-GAAP net income was $4.5 million for the first quarter of 2010, or $0.03 per diluted share, compared with non-GAAP net income of $5.9 million, or $0.05 per diluted share, for the first quarter of 2009.

Cash flow from operations for the first quarter of 2010 was $9.5 million, a 17% increase over cash flow from operations of $8.1 million in the first quarter of 2009.

Julie Bradley, ATG’s senior vice president and CFO stated, “We are pleased with our first quarter financial results and outlook for 2010. Our ability to grow cash flow from operations while investing in our sales and development efforts is a testament to the underlying positive market trends for e-commerce.”

ATG also announced today that Greg Hughes is joining its board of directors. Mr. Hughes’s term of office will commence immediately following ATG’s 2010 Annual Meeting of Stockholders, currently scheduled for May 24, 2010. Mr. Hughes is group president of Symantec’s Enterprise Product Group, responsible for engineering and product management for all of Symantec’s enterprise products. Mr. Hughes brings a wealth of experience in both enterprise and SaaS (software-as-a-service) product strategy and delivery, mergers and acquisitions, corporate venture funding, and strategic partnerships. Prior to Symantec, Mr. Hughes was a partner at McKinsey & Co., where he founded and led the North American Software Industry Practice.

Quarterly Conference Call

ATG management will discuss the company’s first quarter 2010 financial results, recent highlights, and business outlook on its quarterly conference call for investors at 10:00 a.m. ET today. The conference call will be broadcast live over the Internet. Investors interested in listening to the webcast should log on to the “Investors” section of the ATG website, www.atg.com. The live conference call also can be accessed by dialing (866) 723-3575 (or (706) 634-8872 for international calls) and using conference ID No. 64179876. A replay of the call will be available on the company’s website later in the day.

About ATG

ATG (Nasdaq: ARTG) provides the most advanced cross-channel commerce software and services to fuel the growth of the world’s top brands. Offering the industry’s leading commerce solution, ATG works in partnership with clients to drive sales via a personalized customer experience – unifying and optimizing interactions across the Web, contact center, mobile devices, social media, physical stores, and other key channels. Exclusively focused on online and cross-channel commerce, ATG is uniquely capable of powering the most innovative and successful commerce experiences, with results that outperform industry norms. ATG Commerce is the commerce platform and business user application solution top-rated by industry analysts for powering results-driven, personalized, and innovative e-commerce sites. ATG's platform-neutral optimization solutions for live help, lead performance, and product recommendations can be easily added to any website to increase conversions and reduce abandonment. ATG is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe. For more information, please visit http://www.atg.com.

© 2010 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks of Art Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

ART TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(UNAUDITED)

	March 31,	December 31,	March 31,
	2010	2009	2009
ASSETS

Current Assets:
Cash, cash equivalents and marketable securities (including restricted cash of $50, $50, and $1,300 as of March 31, 2010, December 31, 2009 and March 31, 2009, respectively)	$138,703	$79,094	$67,475
Accounts receivable, net	36,385	41,522	30,582
Deferred costs, current portion	1,216	767	822
Deferred tax assets, current portion	430	430	560
Prepaid expenses and other current assets	4,934	3,359	3,563

Total current assets	181,668	125,172	103,002

Property and equipment, net	11,347	9,934	10,069
Intangible assets, net	9,600	4,064	6,843
Deferred costs, less current portion	2,025	1,387	1,852
Marketable securities (including restricted cash of $738, $738, and $419 as of March 31, 2010, December 31, 2009 and March 31, 2009, respectively)	30,412	6,439	419
Deferred tax assets, less current portion	450	450	-
Other assets	1,944	907	1,355
Goodwill	77,555	65,683	65,683

Total long-term assets	133,333	88,864	86,221

Total assets	$315,001	$214,036	$189,223

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$3,477	$5,720	$4,265
Accrued expenses	17,134	18,873	15,494
Deferred revenue, current portion	42,661	42,640	37,899

Total current liabilities	63,272	67,233	57,658

Other liabilities	1,527	536	1,775
Deferred revenue, less current portion	15,659	10,356	14,170

Total long-term liabilities	17,186	10,892	15,945

Stockholders' equity	234,543	135,911	115,620

Total liabilities and stockholders' equity	$315,001	$214,036	$189,223

ART TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(UNAUDITED)

	Three months ended
	March 31,	December 31,	March 31,
	2010	2009	2009
Revenue:
Product licenses	$12,857	$16,974	$12,930
Recurring services	26,670	26,500	23,103
Professional and education services	5,197	6,189	5,878

Total revenue	44,724	49,663	41,911

Cost of Revenue:
Product licenses	534	572	390
Recurring services	9,716	9,774	8,897
Professional and education services	4,840	5,487	5,302

Total cost of revenue	15,090	15,833	14,589

Gross Profit	29,634	33,830	27,322

Operating Expenses:
Research and development	8,661	7,788	7,470
Sales and marketing	14,429	14,861	12,288
General and administrative	5,125	5,000	4,489

Total operating expenses	28,215	27,649	24,247

Income from operations	1,419	6,181	3,075
Interest and other income (expense), net	(221)	(180)	211

Income before income taxes	1,198	6,001	3,286
(Benefit) provision for income taxes	(861)	762	312
Net income	$2,059	$5,239	$2,974

Basic net income per share	$0.01	$0.04	$0.02

Diluted net income per share	$0.01	$0.04	$0.02

Basic weighted average common shares outstanding	146,157	127,137	126,113

Diluted weighted average common shares outstanding	154,514	134,985	129,368

ART TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(UNAUDITED)

	Three months ended
	March 31,	December 31,	March 31,
	2010	2009	2009

Cash Flows from Operating Activities:
Net income	$2,059	$5,239	$2,974
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangibles	2,764	2,392	2,263
Amortization of investment premium	308	-	-
Non-cash stock-based compensation expense	2,361	2,124	1,955
Non-cash deferred tax (benefit) expense	(1,073)	208	-
Net changes in operating assets and liabilities	3,130	(2,795)	899

Net cash provided by operating activities	9,549	7,168	8,091

Cash Flows from Investing Activities:
Purchases of marketable securities	(84,018)	(6,263)	(1,929)
Maturities of marketable securities	2,968	5,720	5,243
Purchases of property and equipment	(2,342)	(668)	(1,329)
Increase in other assets	(1,000)	-	-
Acquisition of business, net of cash acquired	(15,140)	-	-

Net cash (used in) provided by investing activities	(99,532)	(1,211)	1,985

Cash Flows from Financing Activities:
Proceeds from exercise of stock options	476	699	149
Proceeds from employee stock purchase plan	298	289	242
Net proceeds from equity offering	94,968	-	-
Repayment of acquisition debt	(1,573)	-	-
Payment of employee restricted stock tax withholdings	(990)	(65)	(383)

Net cash provided by financing activities	93,179	923	8

Effect of foreign exchange rate changes on cash and cash equivalents	(266)	1	(276)
Net increase in cash and cash equivalents	2,930	6,881	9,808
Cash and cash equivalents, beginning of period	57,319	50,438	47,413

Cash and cash equivalents, end of period	$60,249	$57,319	$57,221

ART TECHNOLOGY GROUP, INC.
STATEMENTS OF OPERATIONS DATA
(In thousands)
(UNAUDITED)

	Three months ended
	March 31,	December 31,	March 31,
	2010	2009	2009
Equity-Related Compensation:

Cost of revenue	$521	$455	$410
Research and development	456	387	370
Sales and marketing	632	553	512
General and administrative	752	729	663

Total equity-related compensation	$2,361	$2,124	$1,955

Depreciation and Amortization:

Depreciation
Cost of revenue	$1,060	$1,008	$815
Research and development	323	252	269
Sales and marketing	121	139	176
General and administrative	99	66	77
	$1,603	$1,465	$1,337

Amortization of intangibles
Cost of revenue	$495	$401	$400
Sales and marketing	666	526	526
	$1,161	$927	$926

Total depreciation and amortization	$2,764	$2,392	$2,263

Capital Expenditures:

Purchases of property and equipment	$2,342	$668	$1,329

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands)
(UNAUDITED)

	Three months ended
	March 31,	December 31,	March 31,
	2010	2009	2009

Net income (GAAP)	$2,059	$5,239	$2,974

Amortization of acquired intangibles	1,161	927	926
Equity-related compensation	2,361	2,124	1,955
Tax adjustments	(1,073)	(112)	-

Net income (non-GAAP)	$4,508	$8,178	$5,855

Net income (non-GAAP) per share:

Basic	$0.03	$0.06	$0.05
Diluted	$0.03	$0.06	$0.05

Shares used in per share calculations:

Basic	146,157	127,137	126,113
Diluted	154,514	134,985	129,368

Reconciliation of Product License Bookings
(In thousands)
(UNAUDITED)

	Three months ended
	March 31,	December 31,	March 31,
	2010	2009	2009

Product license bookings (non-GAAP)	$13,850	$17,492	$12,348

Product license bookings not recognized	(5,219)	(5,058)	(4,686)

Product license deferred revenue recognized	4,226	4,540	5,268

Product license revenue	$12,857	$16,974	$12,930

Use of Non-GAAP Financial Measures

ATG is providing the non-GAAP historical and forward-looking financial measures presented above as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG's core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Net income (non-GAAP) and net income per share (non-GAAP), as we present them in the financial data included in this press release, have been normalized to exclude the net effects of amortization of acquired intangible assets, equity-related compensation, and related tax adjustments. Management believes that these normalized non-GAAP financial measures excluding these items better reflect the company’s operating performance as these non-GAAP figures exclude the effects of non-recurring or non-cash expenses. Management believes that these charges are not necessarily representative of underlying trends in the company's performance and their exclusion provides investors with additional information to compare the company's results over multiple periods.

ATG considers “product license bookings,” a non-GAAP financial measure which the company defines as product license revenue recognized plus net change in deferred license revenue during any given period, to be an important indicator of growth in its software license business, as its business increasingly evolves toward a recurring, ratable revenue model.

The company uses these non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the tables above present the most directly comparable GAAP financial measure and reconcile non-GAAP net income and product license bookings to the comparable GAAP measures.

ATG Statement Under Private Securities Litigation Reform Act

This press release contains forward-looking statements about the company’s estimated revenue and earnings. These statements involve known and unknown risks and uncertainties that may cause ATG’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG’s software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG’s revenues or other operating results; customization and deployment delays or errors associated with ATG’s products; the risk of longer sales cycles for ATG’s products and ATG’s ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG’s products; ATG’s need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG’s ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation (including intellectual property infringement claims) and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG’s filings with the Securities and Exchange Commission (SEC), including the company’s annual report on Form 10-K for the period ended December 31, 2009. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.

CONTACT:
Art Technology Group, Inc.
Kim Maxwell, 617-386-1006
Director, Investor Relations
kmaxwell@atg.com